                                                                   Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) for the Registration of 431,700 shares of common stock dated January 6, 2000 pertaining to the National Bancshares Corporation of Texas 1994 Nonqualified Stock Option Plan and the National Bancshares Corporation of Texas 1995 Stock Plan of our report dated March 18, 1999 (except for Note 2 as to which the date is April 19, 1999) with respect to the consolidated financial statements of National Bancshares Corporation of Texas included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                  /s/ Padgett, Stratemann & Co., L.L.P.
                                      -----------------------------------------
                                      PADGETT, STRATEMANN & CO., L.L.P.



San Antonio, Texas
January 6, 2000



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